News Release

For further information:

Hooper Holmes
Burt R. Wolder
Senior Vice President
(908) 953-6249

Investors: Andrew Berger
S.M. Berger & Company
(216) 464-6400

Hooper Holmes Appoints Ransom J. Parker President and CEO

BASKING RIDGE, N.J., THURSDAY, SEPTEMBER 16, 2010 -- Hooper Holmes (NYSE Amex:HH) today announced the appointment of Ransom J. Parker as President and Chief Executive Officer and a member of the Company’s Board of Directors.

Mr. Parker has been a senior executive, director and private equity investor in healthcare and technology companies for more than 30 years.  In his most recent position as principal of Cerulean Advisors he has provided strategic, financial and operations guidance to healthcare IT, medical device and life science companies.  From 1998 to 2008 he served as general partner of Redshift Ventures, where his contributions included corporate governance, strategic planning, capitalization and management development in over a dozen companies as an investor and director.

Mr. Parker’s leadership positions with healthcare IT companies include The Compucare Company, where he served as President and Chief Operating Officer, Shared Medical Systems Corporation, and Technicon Data Systems.  During this phase of his career he focused on developing and implementing growth strategies, corporate sales, account management, business development, product planning, financial management and synergistic acquisitions.

“We are excited about what this means for our customers, our employees and our shareholders,” said Larry Ferguson, Chairman of the Board of Hooper Holmes.  “Ransom Parker has a track record of success in the three areas most crucial to our business. His operations and management experience will accelerate the increased efficiency that we have achieved in recent quarters.  He is a seasoned sales and marketing leader who will enhance and expand our commitment to serving our insurance industry customers.  And his background in healthcare and IT positions him perfectly to lead the Company’s continued growth in new markets beyond life insurance.”

“I am honored and excited to lead Hooper Holmes at this important time in its history,” said Ransom Parker.  “I believe through solid execution and focus on improving the quality and timeliness of our services to all of our clients we can reinvigorate our operating performance and return the Company to a growth trajectory. We will review every aspect of our strategy as we intend to lead Hooper Holmes to the forefront of our industries and create long-term value for our customers, employees and shareholders.”

Mr. Parker received a MHA in Healthcare Management from The George Washington University and a BS degree in Biological Sciences from Fairleigh Dickinson University.

Mr. Parker’s appointment follows the resignation for personal reasons of Roy H. Bubbs from his positions as the President and Chief Executive Officer of the Company and as a member of the Company's Board of Directors, effective September 10, 2010.

About Hooper Holmes

Hooper Holmes is a leader in collecting personal health data and transforming it into useful information, enabling customers to take actions that manage or reduce their risks and expenses.  With presence in hundreds of markets and a network of thousands of examiners, Hooper Holmes can arrange a medical exam anywhere in the U.S. and deliver the results to its customers.

Hooper Holmes has four divisions.  Portamedic provides a wide range of medical exam services nationwide.  Heritage Labs tests millions of samples annually and helps life insurers improve underwriting performance by better applying the predictive powers of today’s tests.  Hooper Holmes Health & Wellness provides a complete service for wellness, disease management, and managed care companies including scheduling support, fulfillment of supplies, blood collection kits, medical screenings, lab testing and data transmission.  Hooper Holmes Services reduces the insurance sales cycle through integrated data collection, tele-interviewing and underwriting services.

This press release contains “forward-looking” statements, as such term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions.  Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, these forward-looking statements are our ability to successfully implement our business strategy; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to maintain compliance with the financial covenant in our credit facility; our expectations regarding our operating cash flows; and the rate of life insurance application activity. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 12, 2010.  The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release to reflect the occurrence of unanticipated events, except as required by law.

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